UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

AfterMaster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State or other jurisdictionof incorporation)	(Commission FileNumber)	(IRS Employer IdentificationNumber)

6671 Sunset Blvd., Suite 1520 Hollywood, California	90028
(Address of principal executive offices)	(zip code)

 (310) 657-4886

 (Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On February 5, 2019, Aftermaster, Inc. (the “Company”) issued 1 share of its Series H Preferred Stock to the Company’s CEO and director, Larry Ryckman, in consideration of $25,000 of accrued and unpaid wages, the Company’s failure to timely pay current and past salaries to Mr. Ryckman, Mr. Ryckman’s willingness to accrue unpaid payroll and non-reimbursement of business expenses without penalty or action for all amounts, and Mr. Ryckman’s prior personal guarantees of Company liabilities. The issuance to Mr. Ryckman was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transaction did not involve a public offering.

On February 5, 2019, Aftermaster, Inc. (the “Company”) issued 1 share of its Series H Preferred Stock to the Company’s Senior Vice President and director, Mark Depew, in consideration of $25,000 of accrued and unpaid wages, the Company’s failure to timely pay current and past salaries to Mr. Depew, Mr. Depew’s willingness to accrue unpaid payroll and non-reimbursement of business expenses without penalty or action for all amounts, and Mr. Depew’s prior personal guarantees of Company liabilities. The issuance to Mr. Depew was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transaction did not involve a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2019, the Company amended its Certificate of Incorporation in the State of Delaware to designate a series of preferred stock, the Series H Preferred Stock. Five (5) shares of preferred stock were designated as Series H Preferred Stock. The Series H Preferred Stock is not convertible into common stock, nor does the Series H Preferred Stock have any right to dividends and any liquidation preference. The holders of all outstanding Series H Preferred Stock have in the aggregate four (4) times the number of votes of all outstanding shares of capital stock of the Company.

The foregoing description of the rights and preferences of the Series H Preferred Stock is qualified in its entirety by the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

3.1
Certificate of Designation of Series H Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2019	AFTERMASTER, INC.
	By:	/s/ Larry Ryckman
Name: Larry Ryckman
Title: President and Chief Executive Officer

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